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                                                                   EXHIBIT 23.01

                     [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]



                      CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of Salomon Smith Barney Holdings Inc.:


We consent to the incorporation by reference in the Registration
Statements on Form S-3 of Salomon Smith Barney Holdings Inc.:

Nos 33-40600, 33-41932, 33-48199, 33-49136, 33-57922, 33-51269, 33-54929,
33-56481, 333-01807, 333-02897, 333-11881, 333-38931, and 333-45529

of our report dated January 26, 1998 relating to our audit of the consolidated statements of financial condition of Salomon Smith Barney Holdings Inc. and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, cash flows, and changes in stockholder's equity for each of the three years in the period ended December 31, 1997, which report is included in the Form 10-K of Salomon Smith Barney Holdings Inc. for the year ended December 31, 1997.



                                           /s/ Coopers & Lybrand L.L.P.
                                           ----------------------------


New York, New York
March 23, 1998